EXHIBIT 23.2 CONSENT OF DELOITTE & TOUCHE LLP

                        INDEPENDENT AUDITORS' CONSENT



      We consent to the incorporation by reference in this Registration Statement of Berkshire Energy Resources on Form S-4 of our reports dated August 15, 1997, appearing in the Annual Report on Form 10-K of The Berkshire Gas Company for the year ended June 30, 1997 and The Berkshire Gas Company's Annual Report to shareholders for the year ended June 30, 1997 and to the reference to us under the heading "Experts" in this Registration Statement.


/s/ DELOITTE & TOUCHE LLP
_______________________________
DELOITTE & TOUCHE LLP


Hartford, Connecticut
February 24, 1998






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